Exhibit 1

                               SECURITY AGREEMENT
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                                                             DATE September 27, 1999
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 DEBTOR       Leon S. Gross                  SECURED       Madison Bank
                                              PARTY
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
BUSINESS
   OR
RESIDENCE     Park Plaza Condominium, 14M    ADDRESS       1767 Sentry Parkway West
 ADDRESS
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  CITY,                                       CITY,
 STATE &      Philadelphia, PA  19131         STATE &      Blue Bell, PA  19422
ZIP CODE                                     ZIP CODE
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1. Security Interest and Collateral. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"), Debtor hereby grants
Secured Party a security interest (herein called the "Security Interest") in the following property (herein called the "Collateral") (check applicable boxes and complete information):

     [Inapplicable sections omitted]

     (c) ACCOUNTS AND OTHER RIGHTS TO PAYMENT:

     |X| Assignment of certificates of marketable securities.
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together with all substitutions and replacements for and products of any of the foregoing property not constituting consumer goods and together with proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all accessions and, except in the case of consumer goods, together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.


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2.   Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

(a) Debtor is |X| an individual, |_| a partnership, |_| a corporation and, if Debtor is an individual, the Debtor's residence is at the address of Debtor shown at the beginning of this Agreement.

(b) The Collateral will be used primarily for |_| personal, family or household purposes; |_| farming operations; |X| business purposes.

(c) |_| If any part or all of the tangible Collateral will become so related to particular real estate as to become a fixture, the real estate concerned is: and the name of the record owner is:
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(d)  Debtor's chief executive office is located at -----------------------------
     or, if left blank, at the address of Debtor shown at the beginning of this Agreement.


                  THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS
                      CONTAINED ON PAGE 2 OF THIS DOCUMENT



Madison Bank                                 Leon S. Gross
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Secured Party's Name                         Debtor's Name